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                                                                    Exhibit 10.1
                       SEPARATION AND CONSULTING AGREEMENT


      This Separation and Consulting Agreement, Waiver, and Release ("Agreement) is entered into as of March 10, 2006, by and between Celebrate Express, Inc. ("Company"), and Louis Usarzewicz ("Usarzewicz"). The parties desire to terminate their relationship. The parties agree that the employment relationship is terminable at will.

      A. Usarzewicz has been the Executive Vice President and an officer of the Company.

      B. The parties each desire to, among other things, confirm Usarzewicz's resignation as an officer of the Company and any subsidiaries and affiliates of the Company and provide for Usarzewicz to render certain consulting services to the Company, all on the terms and conditions set forth below.

      As consideration for the promises and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Usarzewicz and the Company agree as follows:

      1. RESIGNATION. Concurrently with the execution and delivery of this Agreement, Usarzewicz has delivered a resignation to the Board of Directors of the Company, in the form attached to this Agreement as Exhibit A. Effective March 10, 2006, Usarzewicz's employment with the Company is terminated and all benefits cease on that date unless provided otherwise in this Agreement or by law.

      2. COBRA. As of March 10, 2006, Usarzewicz has the right to elect to continue health insurance benefits at his own expense to the extent provided by federal COBRA laws. Usarzewicz acknowledges that he will be provided with a separate notice describing COBRA rights. The Company agrees to reimburse Usarzewicz for the difference between the COBRA premium and the amount he paid for group health coverage while employed, for a six (6) month period, upon satisfactory evidence of payment.

      3. CONSULTING SERVICES.

      (a) The Company retains Usarzewicz as a consultant, and Usarzewicz accepts this appointment, on the terms and conditions set forth below, to perform such services as are required hereunder from time to time during the period commencing on March 10, 2006 and ending on June 10, 2006 (the "Consulting Period"). In exchange for such services, the Company agrees to pay Usarzewicz $15,000.00 for each month of service during the Consulting Period, with payments to be made on April 1, May 1 and June 1, 2006, respectively.

      (b) Usarzewicz will render such services to the Company, and will perform such duties and acts, in order to assure the smooth transition of his responsibilities and/or as reasonably may be requested by the then acting Chief Executive Officer or Board of Directors, or any committee of the Board of Directors. Usarzewicz will make himself available to perform such services on a full-time basis (but not more than 40 hours per week) from March 10 through June 10, 2006. Subject to prior approval by the Company, the Company will reimburse Usarzewicz for reasonable and necessary out-of-pocket costs incurred while performing the services. All necessary out-of-pocket costs incurred while performing these services shall be submitted for payment no later than Friday, June 16, 2006.

      (c) Usarzewicz will be an independent contractor of the Company. Nothing in this Agreement will be construed to give Usarzewicz any rights as an employee, agent, partner or joint venturer of the Company or to entitle Usarzewicz to control in any manner the business of the Company or to incur any debt, liability or obligation on behalf of the Company. Usarzewicz agrees that he will be responsible for the payment of all taxes and withholding on any amounts paid to Usarzewicz under this Agreement.

      4. SEVERANCE. The Company also agrees to pay Usarzewicz a severance of $45,000.00, in three separate monthly payments of $15,000.00 each to be made on July 1, August 1, and September 1, 2006, respectively. The parties agree that these amounts are complete and unconditional payments, in settlement, accord, and/or satisfaction with respect to all obligations and liabilities of the Company to Usarzewicz and in consideration of the mutual promises and obligations herein.

      5. RETURN OF PROPERTY. Usarzewicz represents and warrants to the Company that as of March 13, 2006 he will have returned to the Company all property of the Company and all property related to the Company's business, in the custody or under the control of Usarzewicz, in whatever form, including, but not limited to, all equipment, security access codes, proprietary information, documents, books, records, reports, memoranda, contracts, lists, computer disks (or other computer-generated files or data), files, keys, tools, pictures, remote control devices, drawings, records, business plans and forecasts, financial information, specifications, computer, tangible property, credit cards, and any materials of any kind that contain or embody any proprietary or confidential information of the Company, and copies thereof, created on any medium, except for Usarzewicz's blackberry and laptop computer, which he will have returned to the Company no later than June 10, 2006.

      6. RELEASE.

      (a) Except as expressly set forth in this Agreement, each party fully, forever and unconditionally releases, exonerates, waives, relinquishes, discharges, acquits, relieves and covenants not to sue or charge the other and its agents, employees, representatives, attorneys, stockholders, officers, directors, successors and assigns

(collectively, "all related persons"), and all affiliated, parent and subsidiary corporations, and each of them, and all related persons connected therewith, from any and all rights, claims, demands, debts, obligations, liabilities, promises, acts, agreements, costs, expenses (including, but not limited to, attorneys' fees and costs), damages, disputes, controversies, actions and causes of action (collectively, "claims") through the date of this Agreement, of whatever kind or nature, in law or equity, potential or actual, including but not limited to those based on, arising out of or in any way connected with or related to (i) the employment of Usarzewicz by the Company, or the termination of such employment, (ii) Usarzewicz's right to purchase, securities of the Company, (iii) the breach by Usarzewicz or the Company of any provision of the Company's employee handbook, personnel policies or any oral or written representations or statements made by Usarzewicz or by officers, directors, employees or agents of the Company, (iv) the breach by Usarzewicz or the Company of any state or federal law regulating wages, hours, compensation or employment,
(v) any claim for misrepresentation, wrongful termination or intentional infliction of emotional distress in connection with any of the foregoing matters, and (vi) the Equal Pay Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the retaliation provisions of the False Claims Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the National Labor Relations Act, the Family Medical Leave Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Washington Law Against Discrimination, the False Claims Act, the Sarbanes Oxley Whistleblower Act, and the Industrial Insurance Act of Washington. Notwithstanding the foregoing or any other provision of this Agreement, the releases provided for in this Section 4 do not extend to any obligations arising under this Agreement.

      (b) OLDER WORKERS BENEFIT ACT. This Agreement is subject to the terms of the Older Workers Benefit Protection Act of 1990 ("OWBPA"). The OWBPA provides that an individual cannot waive a right or claim under the Age Discrimination in Employment Act ("ADEA") unless the waiver is knowing and voluntary. Pursuant to the terms of the OWBPA, Usarzewicz acknowledges and agrees that he has signed this Agreement voluntarily, and with full knowledge of its consequences. Usarzewicz also acknowledges and agrees as follows:

      i)    Usarzewicz understands this Agreement as written;

      ii) Usarzewicz understands and agrees that this Agreement applies to his rights under the ADEA;

      iii) Usarzewicz understands and agrees that this Release does not apply to rights or claims Usarzewicz may have under the ADEA that arise after Usarzewicz signs this Agreement;
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      iv)   Usarzewicz understands and agrees the waiver of rights is in exchange for valuable consideration;

      v) Usarzewicz represents that the Company provided him with the opportunity to consult an attorney prior to signing this Agreement; and

      vi) Usarzewicz acknowledges that he was provided twenty-one calendar days to consider this Agreement. Usarzewicz understands that he may sign this Agreement before expiration of the twenty-one day time period. Usarzewicz also understands that he has a period of seven calendar days following the signing of this Agreement to revoke this Agreement. IF USARZEWICZ DECIDES TO REVOKE THIS AGREEMENT, THEN HE MUST PROVIDE PROMPT AND WRITTEN NOTICE TO MEDORA MARISSEAU AT THE ADDRESS BELOW. This Agreement shall become "effective" on the eighth calendar day after Usarzewicz signs it, if it has not been revoked during the revocation period.

      (c) Except as expressly set forth in this Agreement, each party acknowledges that except for the express provisions of this Agreement, no statement, representation, promise or inducement has been made by the other party in connection with this Agreement, and each party specifically acknowledges that he or it has not relied upon any statement, representation, promise or inducement of the other party in executing this Agreement that is not expressly set forth in this Agreement. Each party represents and warrants to the other party that he or it holds all rights necessary to release all claims being released under this Agreement by he or it, without obtaining the approval or consent of any other person or entity, and he or it has not transferred or otherwise assigned any of the claims being released under this Agreement by he or it to any other person or entity.

      (d) Usarzewicz represents, warrants and acknowledges to the Company that
(i) he has not suffered nor aggravated any known on-the-job injuries for which he has not already filed a claim, and (ii) assuming receipt of full payment for wages and for vacation accrued thru March 10, 2006 (including reimbursement for reasonable business expenses incurred in the performance of his duties through March 10, 2006), he has been fully compensated by the Company for all amounts owed to him for wages, salaries, bonuses, health benefits, vacation, expenses, and any other form of compensation and benefits.

      7. PROHIBITION AGAINST DISPARAGEMENT. Usarzewicz agrees that he will not disparage, defame or denigrate the reputation of, or cause or encourage any other person to so disparage, defame or denigrate the reputation of, the Company, any of its subsidiaries or affiliates, or any of their respective officers, directors or employees. This Section will not, however, prevent a party from truthfully testifying as required by compulsion of law.

      8. RESTRICTIVE COVENANTS. For the consideration stated in Section 4, above, Usarzewicz agrees that from March 10, 2006 through March 10, 2007, he will not directly or indirectly, whether as employee, officer, director, independent contractor, consultant, financing source, agent, stockholder, partner, member or otherwise, engage or assist others to solicit, assist, advise, or induce any individual or entity to end their relationship with Company nor will he engage in or have any interest in or enter into any relationship with any of Company's competitors doing business in any geographic area in which the Company markets or has marketed its products or services. A "competitor" means any business that derives twenty-five percent (25%) or more of its gross sales from the sale of similar products/services. The period of this covenant shall be extended by any period of time during which Usarzewicz is in breach.

      9. CONFIDENTIAL INFORMATION.

      (a) As used in this Section, the term "Confidential Information" means any and all trade secrets or other confidential or proprietary information of the Company, or other information of any kind, nature or description concerning any matters affecting or relating to the Company that derives economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use. Confidential Information includes without limitation any such information relating to the financial condition, results of operations, business, customers, properties, assets, liabilities or future prospects of the Company.

      (b) Usarzewicz acknowledges and agrees that the Confidential Information is the sole property of the Company. Usarzewicz agrees that he will keep confidential and will not directly or indirectly divulge to anyone or use or otherwise appropriate for his own benefit, or for the benefit of any other person or entity, any Confidential Information.

      10. INVENTIONS AND INTELLECTUAL PROPERTY.

      (a) As used in this Section, the term "Inventions" means any and all ideas, inventions, techniques, modifications, processes, or improvements (whether patentable or not), any trademarks, trade names or industrial designs (whether registerable or not), and any works of authorship (whether or not copyright protection may be obtained for them) created, conceived, or developed by Usarzewicz to date, either solely or in conjunction with others, that relate in any way to, or are useful in any manner in connection with, the Company's business as it was conducted on or prior to the date of this Agreement. As used in this Section, the terms "Intellectual Property Right" and "Intellectual Property Rights" mean (i) all rights under all copyright laws of the United States and all other countries for the full terms thereof (and all rights accruing by virtue of copyright treaties and conventions), including, but not limited to, all renewals, extensions, reversions or restorations of copyrights now or hereafter provided by law and all rights to make applications for and obtain copyright registrations therefore and recordations thereof; (ii) all rights to and under new and useful inventions, discoveries, designs, technology and art and all other patentable subject matter, including, but not limited to, all improvements thereof and all know-how related thereto, all applications for and the rights to make applications for patents in the United States and all other countries, and all reissues, extensions, renewals, divisional applications and continuations (including continuations-in-part and other continuing applications) thereof, for the full term thereof; (iii) all trade secrets; (iv) all trademarks, service marks and Internet domain names and the like throughout the world; and (v) all other intellectual and industrial property and proprietary rights throughout the world not otherwise included in the foregoing, including, without limitation, all techniques, methodologies and concepts and trade dress.

      NOTICE REQUIRED BY REVISED CODE OF WASHINGTON 49.44.140:

      b) Any assignment of Inventions required by this Agreement does not apply to an Invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on the employee's own time, unless (a) the Invention relates (i) directly to the business of the Company or (ii) to the Company's actual or demonstrably anticipated research or development or (b) the Invention results from any work performed by the employee for the Company.

      c) Usarzewicz acknowledges and agrees that all of the Inventions are works made for hire and are the property of the Company, including any copyrights, patents, or other Intellectual Property Rights pertaining thereto. Notwithstanding the foregoing, Usarzewicz agrees to assign and does hereby assign to the Company all of Usarzewicz's right, title and interest, including all rights of copyright, patent and other Intellectual Property Rights, to or in such Inventions. Usarzewicz covenants that he will promptly: (i) disclose to the Company in writing any Invention; (ii) take all actions that the Company may request from time to time to assign to the Company (or to a party designated by the Company), without additional compensation, all of Usarzewicz's rights in and to any Invention for the United States and all foreign jurisdictions; (iii) execute and deliver to the Company such applications, assignments and other documents as the Company may request in order to apply for and obtain patent or other registrations with respect to any Invention in the United States and all foreign jurisdictions; (iv) sign all other papers necessary to carry out the foregoing; and (v) give testimony and render any other reasonable assistance in support of the Company's rights to any Invention.

      d) To the extent allowed by law, the foregoing agreement to assign and the assignment of Inventions include all rights known as or referred to as "moral rights," "artist's rights," "droit moral," or the like (collectively "Moral Rights"). To the extent Usarzewicz retains any such Moral Rights under applicable law, Usarzewicz ratifies and consents to any action that may be taken with respect to such Moral Rights by, or authorized by, the Company, and agrees not to assert any Moral Rights with respect thereto.

      e) Usarzewicz irrevocably designates and appoints the Company and its agents as attorneys-in-fact to act for and in Usarzewicz's behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of this Section 8 with the same legal force and effect as if executed by Usarzewicz.

      11. INJUNCTIVE RELIEF. The parties acknowledge that Usarzewicz's services were of a special and unique character and nature and that a breach of Sections 7, 8, 9 or 10 of this Agreement by Usarzewicz will cause irreparable injury and damage to the Company. In the event of such a breach, the Company shall be entitled to a temporary restraining order and injunctive relief, without the necessity of posting a bond, in addition to all other rights and remedies the Company may have at law or in equity.

      12. LIQUIDATED DAMAGES. Because the harm caused to the Company by a breach of Sections 7, 8, 9 or 10 is difficult to enumerate, Usarzewicz further agrees that if he violates any of these Sections, then he shall pay the Company $5,000.00 in liquidated damages, per violation. This in no way shall limit the amount of damages the Company can recover in the event of a breach.

      13. CESSATION OF SEVERANCE. Usarzewicz also acknowledges and agrees that if he breaches Sections 7, 8, 9 or 10, the Company may immediately cease payment of all severance and/or benefits described in this Agreement. This cessation of severance and/or benefits shall be in addition to, and not as an alternative to, any other remedies in law or equity.

      14. SUCCESSORS AND ASSIGNS. This Agreement will inure to the benefit of, and will be binding upon, the successors and assigns of the parties to this Agreement.

      15. SEVERABILITY. In the event that any provision of this Agreement should be held to be void, voidable or unenforceable, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, will remain in full force and effect.

      16. GOVERNING LAW. This Agreement will be construed in accordance with, and be governed by, the laws of the State of Washington applicable to contracts made and to be performed wholly within that State.

      17. ATTORNEYS' FEES. In the event any party takes legal action to enforce any of the terms of this Agreement, the unsuccessful party to such action will pay the successful party's expenses, including reasonable attorneys' fees and costs, incurred in such action.

      18. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each one of which will be deemed an original, but all of which will constitute one and the same instrument.

      19. SURVIVAL. All representations, warranties and agreements made by the parties hereto in this Agreement will survive the date hereof and any investigations, inspections, examinations or audits made by or on behalf of any party.

      20. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties, and, except as otherwise expressly set forth in this Agreement, supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, relating to the subject matter of this Agreement. No supplement, modification, waiver or termination of this Agreement will be valid unless executed by the party to be bound. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provisions (whether or not similar), nor will such waiver constitute a continuing waiver unless otherwise expressly provided. Nothing in this Agreement will affect the provisions of that certain Proprietary Information Agreement between Usarzewicz and the Company, which will remain in full force and effect.

      21. NOTICES. Any notice or other communication required or permitted in this Agreement shall be in writing and will be deemed to have been given and received (i) if personally delivered, when so delivered, (ii) if mailed, one week after having been placed in the U.S. mail, as certified mail, postage prepaid, addressed to the party to whom it is directed at the address set forth below or (iii) if given by facsimile, when such notice or other communication is transmitted to the telecopier number specified below and the appropriate answerback or telephonic confirmation is received. Either party may change the address to which such notices are to be addressed by giving the other party notice in the manner set forth this Agreement.

            o     Celebrate Express, Inc.
                  11200 120th Ave. NE
                  Kirkland, Washington 98033
                  Attention: President and CEO

            o     Medora A. Marisseau
                  Bullivant Houser Bailey PC
                  1601 Fifth Ave., Ste. 2300
                  Seattle, WA 98101-1618

            o     Louis Usarzewicz
                  2634 90th Ave NE
                  Clyde Hill, WA 98004

      22. HEADINGS. Section and subsection headings are not to be considered part of this Agreement and are included solely for convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions contained in this Agreement.

      23. FURTHER ASSURANCES. Each party will, from time to time at and after the date hereof, execute and deliver such instruments, documents and assurances and take such further actions as the other party may reasonably request to carry out the purpose and intent of this Agreement.

      24. ARBITRATION. Any disputes under or relating to this Agreement shall be subject to binding arbitration, consistent with the terms of the Mutual Agreement To Arbitrate Claims previously executed by the parties, a copy of which is fully incorporated and set forth as Exhibit B to this Agreement.

      25. LEGAL COUNSEL. EACH PARTY ACKNOWLEDGES THAT IN CONNECTION WITH THIS AGREEMENT IT HAS SOUGHT THE ADVICE OF SUCH INDEPENDENT LEGAL COUNSEL AS IT WILL HAVE DETERMINED TO BE NECESSARY OR ADVISABLE IN ITS SOLE AND ABSOLUTE DISCRETION.

      The parties to this Agreement have caused it to be executed as of the date and year first set forth above.



     /s/ Louis Usarzewicz
---------------------------------
Louis Usarzewicz

CELEBRATE EXPRESS, INC.


/s/ Darin L. White
---------------------------------
By: Darin L. White
Title: Vice President, Finance